UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2019

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which traded
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

At Liberty Broadband Corporation’s (the “Company”) annual meeting of stockholders held on May 23, 2019, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Richard R. Green and Gregory B. Maffei to continue serving as Class II members of the Company’s board of directors until the 2022 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019 (the “auditors ratification proposal”); and (3) a proposal to adopt the Liberty Broadband Corporation 2019 Omnibus Incentive Plan (the “incentive plan proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard R. Green	42,488,889	4,116,882	2,834,992
Gregory B. Maffei	43,847,237	2,758,534	2,834,992

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,383,293	37,499	19,971	–

Accordingly, the auditors ratification proposal was approved.

3. The Incentive Plan Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,875,244	9,655,794	74,733	2,834,992

Accordingly, the incentive plan proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2019

LIBERTY BROADBAND CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President